Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 9, 2006 on the financial statements of Alesco Financial Trust included in the Proxy Statement of Sunset Financial Resources, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-00000) and Prospectus of Sunset Financial Resources, Inc. dated June 14, 2006.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 9, 2006